EXHIBIT 99.1
Wyndham Worldwide Reports Third Quarter 2010 Earnings
Results Exceed Expectations
Increases Full-Year Guidance
PARSIPPANY, N.J. (October 26, 2010) – Wyndham Worldwide Corporation (NYSE:WYN) today announced results for the three months ended September 30, 2010.
HIGHLIGHTS:
•	Third quarter 2010 adjusted diluted earnings per share (EPS) was $0.68, compared with Company-issued guidance of $0.60 – $0.64 and $0.58 in the third quarter of 2009. Third quarter 2010 reported diluted EPS was $0.84, an increase of 47% from the same period in 2009.

•	Free cash flow, which the Company defines as net cash provided by operating activities less capital expenditures, equity investments and development advances and excluding previously announced cash payments related to contingent IRS tax liabilities, increased 24% to $564 million in the first three quarters of 2010, compared with $454 million during the same period in 2009.

•	During the quarter, the Company repurchased approximately 4.8 million shares of its common stock at an average price of $25.07.

•	The Company announced on October 21, 2010 that it completed a term securitization transaction involving the issuance of $300 million of investment-grade asset-backed notes at an advance rate of 88% and an all-in yield of 3.7%.

•	On September 30, 2010, the Company’s Vacation Exchange & Rentals unit completed the previously announced acquisition of ResortQuest, a leading provider of U.S. full-service vacation rentals.
“This quarter’s strong results reflect continued superior execution throughout our company and further strengthening of business fundamentals,” said Stephen P. Holmes, chairman and CEO, Wyndham Worldwide. “We continue to deploy free cash flow in a disciplined manner to drive growth and deliver shareholder value, balancing tuck-in acquisitions, share repurchases, convertible debt retirement and dividends.”

THIRD QUARTER 2010 OPERATING RESULTS
Third quarter revenues increased 5% from the prior year period to $1,065 million. Excluding the $36 million of Vacation Ownership revenue associated with the percentage-of-completion (POC) accounting method in the third quarter of 2009, third quarter 2010 adjusted revenue growth was 9%. The adjusted revenue growth primarily reflects continued sales momentum across the Company’s business units.
For the third quarter of 2010, adjusted net income increased by 18% to $125 million, compared with $106 million for the same period in 2009. The increase primarily reflects strong operational performance by the Vacation Ownership business, higher RevPAR in the Lodging business and a lower effective tax rate.
Reported net income for the third quarter of 2010 grew 50% to $156 million, or $0.84 per diluted share, compared with net income of $104 million, or $0.57 per diluted share, for the third quarter of 2009. The increase in reported net income from 2009 primarily reflects an after-tax $38 million net benefit principally related to the resolution of the IRS examination of taxable years 2003 through 2006 of Cendant (Wyndham Worldwide’s former parent), partially offset by a $6 million after-tax loss incurred for the repurchase of a portion of the Company’s 3.50% convertible notes.
Free cash flow totaled $564 million in the nine-month period ended September 30, 2010 compared with $454 million in the same period in 2009. The growth of free cash flow reflects higher cash earnings and more efficient working capital utilization. Cash provided by operating activities was $528 million for the nine months ended September 30, 2010, compared with $569 million for the prior-year period.
BUSINESS UNIT RESULTS
Lodging (Wyndham Hotel Group)
Revenues were $203 million in the third quarter of 2010, an increase of 11%, compared with the third quarter of 2009, reflecting an increase in RevPAR and other franchise fees as well as higher fees generated from ancillary services provided to franchisees, which are substantially offset in EBITDA by related costs.
In the third quarter of 2010, RevPAR increased 6.7%, or 6.4% in constant currency. Third quarter 2010 EBITDA was $67 million, an increase of 16%, compared with third quarter of 2009.
As of September 30, 2010, the Company’s hotel system consisted of approximately 7,150 properties and 605,700 rooms, flat from the second quarter of 2010. Approximately 25% of the Company’s hotel system is international. The development pipeline included approximately 930 hotels and 107,500 rooms, of which 54% were new construction and 47% were international.

Vacation Exchange and Rentals (Wyndham Exchange & Rentals)
Revenues were $330 million in the third quarter of 2010, an increase of 1% compared with the third quarter of 2009. In constant currency, revenues increased by 5%.
Exchange revenues were $163 million, relatively flat compared with the third quarter of 2009. Exchange revenue per member and the average number of members were flat.
Vacation rental revenues were $161 million, a 3% increase compared with the third quarter of 2009. In constant currency, vacation rental revenues increased 11% from the third quarter of 2009, reflecting the contribution of incremental revenues from the recently acquired Hoseasons brand and favorable pricing for bookings made close to arrival dates.
Third quarter 2010 Exchange and Rentals EBITDA was $103 million, a decrease of 4%, compared with EBITDA of $107 million in the third quarter of 2009. Excluding an unfavorable net effect of foreign currency of $2 million and $1 million of costs related to the acquisition of ResortQuest during September 2010, third quarter 2010 adjusted EBITDA was relatively flat compared with the prior-year period. This performance reflects the contribution of Hoseasons offset by increases in operating expenses including value-added taxes.
Wyndham Exchange & Rentals acquired ResortQuest on September 30th. ResortQuest is a leading provider of full-service vacation rentals in the U.S. and adds approximately 6,000 vacation rental properties. With this acquisition, Wyndham Worldwide enters the U.S. vacation rental market and becomes the world’s largest full-service vacation rental business, providing access to more than 85,000 vacation properties in approximately 100 countries.
Vacation Ownership (Wyndham Vacation Ownership)
Gross Vacation Ownership Interest (VOI) sales were $412 million in the third quarter of 2010, up 13% from the third quarter of 2009, reflecting an 8% increase in tour flow and a 7% increase in volume per guest.
Total segment revenues were $533 million in the third quarter of 2010, compared with $508 million in the third quarter of 2009, which included the recognition of $36 million of previously deferred POC revenues. The absence of these revenues in the third quarter of 2010 was more than offset by an increase in gross VOI sales and a lower provision for loan losses.
EBITDA for the third quarter of 2010 was $123 million, compared with EBITDA of $104 million in the third quarter of 2009. Excluding an estimated $17 million impact from the POC method of accounting in the third quarter of 2009, third quarter 2010 adjusted EBITDA growth was 41%. This growth reflected the lower provision for loan losses and the increase in VOI sales.

Other Items
•	The Company repurchased approximately 4.8 million shares of its common stock during the third quarter of 2010 at an average price of $25.07 and an additional 600,000 shares at an average price of $28.72 through October 25, 2010.

•	On September 20, 2010, the Company completed the issuance of senior unsecured notes in the amount of $250 million, which bear an interest rate of 5.75% per year and are due February 1, 2018.

•	During the third quarter of 2010, the Company repurchased $92 million face value of its 3.50% convertible notes and retired the call options and warrants associated with these notes.

•	Interest expense in the third quarter of 2010 was $47 million, an increase of $13 million from the third quarter of 2009, primarily reflecting a loss incurred for the repurchase of a portion of the Company’s 3.50% convertible notes during the third quarter of 2010.

•	On October 21, 2010, the Company announced that it completed a term securitization transaction involving the issuance of $300 million of investment-grade, asset-backed notes with an advance rate of 88%. Sierra Timeshare 2010-3 Receivables Funding LLC issued $250 million of A rated and $50 million of BBB rated notes, with coupons of 3.51% and 4.44%, respectively, backed by vacation ownership loans.
Balance Sheet Information as of September 30, 2010:
•	Cash and cash equivalents of approximately $170 million, compared with $155 million at December 31, 2009

•	Vacation ownership contract receivables, net, of $3.0 billion, compared with $3.1 billion at December 31, 2009

•	Vacation ownership and other inventory of approximately $1.2 billion, compared with $1.3 billion at December 31, 2009

•	Securitized vacation ownership debt of $1.6 billion, compared with $1.5 billion at December 31, 2009

•	Other debt of $2.0 billion, unchanged from December 31, 2009. The remaining borrowing capacity on the revolving credit facility was $896 million, compared with $869 million as of December 31, 2009.
A schedule of debt is included in the financial tables section of this press release.
Outlook
The Company increased full-year 2010 guidance:
•	Adjusted EBITDA increased to $855 – $865 million from $825 – $860 million

•	Adjusted diluted EPS increased to $1.94 – $1.98 from $1.78 – $1.88
For the fourth quarter of 2010, the Company expects adjusted diluted EPS of $0.40 – $0.44, including an estimated tax rate of 24%.

Management provided preliminary guidance for the full-year 2011:
•	Revenues of approximately $4.0 – $4.2 billion

•	Adjusted EBITDA of approximately $925 – $955 million
The guidance reflects assumptions used for internal planning purposes. All guidance excludes legacy items, restructuring costs, debt extinguishment and acquisition costs, if any, which may have a positive or negative impact on reported results. If economic conditions change materially from current levels, these assumptions and our guidance may change materially. It is not practicable to provide a reconciliation of forecasted adjusted EBITDA and EPS to the most directly comparable GAAP measures because certain items cannot be reasonably estimated or predicted at this time. Any such items could be significant to our financial results.
Conference Call Information
Wyndham Worldwide Corporation will hold a conference call with investors to discuss this news on Tuesday, October 26, 2010 at 8:30 a.m. EDT. Listeners may access the webcast live through the Company’s website at www.wyndhamworldwide.com/investors/. An archive of this webcast will be available at the website for approximately 90 days beginning at noon EDT on October 26, 2010. The conference call may also be accessed by dialing (800) 369-2052 and providing the passcode “WYNDHAM.” Listeners are urged to call at least 10 minutes prior to the scheduled start time. A telephone replay will be available for approximately 90 days beginning at noon EDT on October 26, 2010, at (800) 395-6236.
Presentation of Financial Information
Financial information discussed in this press release includes both GAAP and non-GAAP measures, which include or exclude certain items. These non-GAAP measures differ from reported results and are intended to illustrate what management believes are relevant period-over-period comparisons. A complete reconciliation of reported GAAP results to the comparable non-GAAP information appears in the financial tables section of the press release.
About Wyndham Worldwide Corporation
As one of the world’s largest hospitality companies, Wyndham Worldwide offers individual consumers and business-to-business customers a broad suite of hospitality products and services across various accommodation alternatives and price ranges through its premier portfolio of world-renowned brands. Wyndham Hotel Group encompasses approximately 7,150 franchised hotels and approximately 605,700 hotel rooms worldwide. Wyndham Exchange & Rentals offers leisure travelers, including its 3.8 million members, access to over 85,000 vacation properties located in approximately 100 countries. Wyndham Vacation Ownership develops, markets and sells vacation ownership interests and provides consumer financing to owners through its network of over 155 vacation ownership resorts serving over 820,000 owners throughout North America, the Caribbean and the South Pacific. Wyndham Worldwide, headquartered in Parsippany, N.J., employs approximately 25,000 employees globally.

For more information about Wyndham Worldwide, please visit the Company’s website at www.wyndhamworldwide.com.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, conveying management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements contained in this press release include statements related to the Company’s revenues, earnings, related financial and operating measures and debt repurchases.
You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Factors that could cause actual results to differ materially from those in the forward-looking statements include general economic conditions, the performance of the financial and credit markets, the economic environment for the hospitality industry, the impact of war and terrorist activity, operating risks associated with the hotel, vacation exchange and rentals and vacation ownership businesses, as well as those described in the Company’s Quarterly Report on Form 10-Q, filed with the SEC on July 30, 2010. Except for the Company’s ongoing obligations to disclose material information under the federal securities laws, it undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.
# # #
Investor and Media contact:
Margo C. Happer
Senior Vice President, Investor Relations
Wyndham Worldwide Corporation
(973) 753-6472
margo.happer@wyn.com

Table 1
Wyndham Worldwide Corporation
OPERATING RESULTS OF REPORTABLE SEGMENTS
(In millions)
In addition to other measures, management evaluates the operating results of each of its reportable segments based upon net revenues and “EBITDA,” which is defined as net income before depreciation and amortization, interest expense (excluding consumer financing interest), interest income (excluding consumer financing interest) and income taxes, each of which is presented on the Company’s Consolidated Statements of Operations. The Company believes that EBITDA is a useful measure of performance for the Company’s industry segments which, when considered with GAAP measures, the Company believes gives a more complete understanding of its operating performance. The Company’s presentation of EBITDA may not be comparable to similarly-titled measures used by other companies.
The following tables summarize net revenues and EBITDA for reportable segments, as well as reconcile EBITDA to net income for the three and nine months ended September 30, 2010 and 2009:

	Three Months Ended September 30,
	2010			2009
	Net Revenues	EBITDA		Net Revenues	EBITDA
Lodging	$203	$67		$183	$58
Vacation Exchange and Rentals	330	103	(d)	327	107
Vacation Ownership	533	123	(e)	508	104

Total Reportable Segments	1,066	293		1,018	269
Corporate and Other (a) (b)	(1)	30		(2)	(15)

Total Company	$1,065	$323		$1,016	$254

Reconciliation of EBITDA to Net Income

EBITDA		$323			$254
Depreciation and amortization		43			46
Interest expense		47	(f)		34
Interest income		(2)			(1)

Income before income taxes		235			175
Provision for income taxes		79			71

Net income		$156			$104

	Nine Months Ended September 30,
	2010			2009
	Net Revenues	EBITDA		Net Revenues	EBITDA (j)
Lodging	$525	$148	(g)	$511	$143
Vacation Exchange and Rentals	912	261	(d) (h)	894	240
Vacation Ownership	1,483	310	(e)	1,437	255 (k)

Total Reportable Segments	2,920	719		2,842	638
Corporate and Other (a) (c)	(6)	(4)		(5)	(55)

Total Company	$2,914	$715		$2,837	$583

Reconciliation of EBITDA to Net Income

EBITDA		$715			$583
Depreciation and amortization		128			134
Interest expense		133	(f) (i)		79
Interest income		(3)			(5)

Income before income taxes		457			375
Provision for income taxes		157			155

Net income		$300			$220

(a)	Includes the elimination of transactions between segments.

(b)	Includes $52 million ($38 million, net of tax) of a net benefit and $2 million ($2 million, net of tax) of a net expense during the three months ended September 30, 2010 and 2009, respectively, related to the resolution of and adjustment to certain contingent liabilities and assets.

(c)	Includes $51 million ($36 million, net of tax) of a net benefit and $6 million ($6 million, net of tax) of a net expense during the nine months ended September 30, 2010 and 2009, respectively, related to the resolution of and adjustment to certain contingent liabilities and assets.

(d)	Includes $1 million ($1 million, net of tax) related to costs incurred in connection with the Company’s acquisition of ResortQuest during September 2010.

(e)	Includes a non-cash impairment charge of $4 million ($3 million, net of tax) to reduce the value of certain vacation ownership properties and related assets held for sale that are no longer consistent with the Company’s development plans.

(f)	Includes $11 million ($6 million, net of tax) of costs incurred for the early repurchase of a portion of the Company’s 3.50% convertible notes during the third quarter of 2010.

(g)	Includes $1 million ($1 million, net of tax) related to costs incurred in connection with the Company’s acquisition of the Tryp hotel brand during June 2010.

(h)	Includes $4 million ($3 million, net of tax) related to costs incurred in connection with the Company’s acquisition of Hoseasons Holdings Ltd. during March 2010.

(i)	Includes $16 million of costs incurred for the early extinguishment of the Company’s term loan facility and revolving foreign credit facility during March 2010. The after-tax impact of such costs is $10 million.

(j)	Includes restructuring costs of $3 million, $6 million, $36 million and $1 million for Lodging, Vacation Exchange and Rentals, Vacation Ownership and Corporate and Other, respectively. The after-tax impact of such costs is $28 million.

(k)	Includes a non-cash impairment charge of $8 million ($6 million, net of tax) to reduce the value of certain vacation ownership properties and related assets held for sale that are no longer consistent with the Company’s development plans.

Table 2
Wyndham Worldwide Corporation
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2010		2009	2010		2009
Net revenues
Service fees and membership	$464		$445	$1,298		$1,241
Vacation ownership interest sales	308		285	796		766
Franchise fees	142		126	353		342
Consumer financing	107		108	318		325
Other	44		52	149		163

Net revenues	1,065		1,016	2,914		2,837

Expenses
Operating (a)	410		386	1,179	(b)	1,145
Cost of vacation ownership interests	52		54	138		136
Consumer financing interest	27		35	80		102
Marketing and reservation	149		149	410		423
General and administrative (c)	101		140	394		398
Asset impairment	4	(d)	—	4	(d)	8	(e)
Restructuring costs	—		—	—		46	(f)
Depreciation and amortization	43		46	128		134

Total expenses	786		810	2,333		2,392

Operating income	279		206	581		445
Other income, net	(1)		(2)	(6)		(4)
Interest expense	47	(g)	34	133	(g)	79
Interest income	(2)		(1)	(3)		(5)

Income before income taxes	235		175	457		375
Provision for income taxes	79		71	157		155

Net income	$156		$104	$300		$220

Earnings per share
Basic	$0.88		$0.58	$1.68		$1.23
Diluted	0.84		0.57	1.62		1.21

Weighted average shares outstanding
Basic	177		179	179		178
Diluted	184		183	186		181

(a)	Includes $1 million ($1 million, net of tax) during both the three and nine months ended September 30, 2010 related to the Company’s September 2010 acquisition of ResortQuest.

(b)	Includes (i) $1 million ($1 million, net of tax) related to costs incurred in connection with the Company’s June 2010 acquisition of the Tryp hotel brand and (ii) $4 million ($3 million, net of tax) of costs incurred in connection with the Company’s March 2010 acquisition of Hoseasons Holdings Ltd.

(c)	Includes $52 million ($38 million, net of tax) of a net benefit and $2 million ($2 million, net of tax) of a net expense during the three months ended September 30, 2010 and 2009, respectively, and $51 million ($36 million, net of tax) of a net benefit and $6 million ($6 million, net of tax) of a net expense during the nine months ended September 30, 2010 and 2009, respectively, related to the resolution of and adjustment to certain contingent liabilities and assets.

(d)	Relates to non-cash impairment charges to reduce the value of certain vacation ownership properties and related assets held for sale that are no longer consistent with the Company’s development plans. The after-tax impact of such charges was $3 million.

(e)	Relates to non-cash impairment charges to reduce the value of certain vacation ownership properties and related assets held for sale that are no longer consistent with the Company’s development plans. The after-tax impact of such charges was $6 million.

(f)	Relates to costs incurred as a result of various strategic initiatives approved by the Company and commenced during 2008. The after-tax impact of such costs was $28 million.

(g)	The three and nine months ended September 30, 2010 include $11 million ($6 million, net of tax) of costs incurred for the early repurchase of a portion of the Company’s 3.50% convertible notes during the third quarter of 2010. The nine months ended September 30, 2010 also includes $16 million ($10 million, net of tax) of costs incurred for the early extinguishment of the Company’s term loan facility and revolving foreign credit facility during March 2010.

Table 3
(1 of 3)
Wyndham Worldwide Corporation
OPERATING STATISTICS

	Year	Q1	Q2	Q3	Q4	Full Year

Lodging (a)
Number of Rooms	2010	593,300	606,800	605,700	N/A	N/A
	2009	588,500	590,200	590,900	597,700	N/A
	2008	551,100	551,500	583,400	592,900	N/A
	2007	539,300	541,700	540,900	550,600	N/A

RevPAR	2010	$25.81	$32.25	$37.14	N/A	N/A
	2009	$27.69	$32.38	$34.81	$26.47	$30.34
	2008	$32.21	$38.87	$41.93	$30.03	$35.74
	2007	$31.35	$38.35	$43.10	$33.09	$36.48

Vacation Exchange and Rentals (b)
Average Number of Members (in 000s)	2010	3,746	3,741	3,766	N/A	N/A
	2009	3,789	3,795	3,781	3,765	3,782
	2008	3,632	3,682	3,673	3,693	3,670
	2007	3,474	3,506	3,538	3,588	3,526

Exchange Revenue Per Member	2010	$201.93	$172.20	$173.44	N/A	N/A
	2009	$194.83	$174.22	$173.90	$163.89	$176.73
	2008	$234.05	$201.04	$193.39	$165.99	$198.48
	2007	$236.71	$203.84	$203.44	$195.86	$209.80

Vacation Rental Transactions (in 000s) (c)	2010	291	297	322	N/A	N/A
	2009	273	231	264	196	964
	2008	269	220	255	191	936
	2007	272	223	254	192	942

Average Net Price Per Vacation Rental (c)	2010	$361.17	$387.01	$500.31	N/A	N/A
	2009	$353.15	$471.74	$594.34	$499.66	$477.38
	2008	$442.50	$541.69	$659.93	$460.86	$528.95
	2007	$365.20	$465.60	$598.26	$504.47	$480.32

Vacation Ownership
Gross Vacation Ownership Interest (VOI) Sales (in 000s) (d)	2010	$308,000	$371,000	$412,000	N/A	N/A
	2009	$280,000	$327,000	$366,000	$343,000	$1,315,000
	2008	$458,000	$532,000	$566,000	$432,000	$1,987,000
	2007	$430,000	$523,000	$552,000	$488,000	$1,993,000

Tours	2010	123,000	163,000	187,000	N/A	N/A
	2009	137,000	164,000	173,000	142,000	617,000
	2008	255,000	314,000	334,000	240,000	1,143,000
	2007	240,000	304,000	332,000	268,000	1,144,000

Volume Per Guest (VPG)	2010	$2,334	$2,156	$2,081	N/A	N/A
	2009	$1,866	$1,854	$1,944	$2,210	$1,964
	2008	$1,668	$1,583	$1,550	$1,630	$1,602
	2007	$1,607	$1,596	$1,545	$1,690	$1,606

Note:	Full year amounts may not foot across due to rounding.

(a)	Includes the impact of the acquisitions of Microtel Inns & Suites and Hawthorn Suites (July 2008) and the Tryp hotel brand (June 2010) from the acquisition dates forward. Therefore, the operating statistics are not presented on a comparable basis.

(b)	Vacation Exchange and Rentals statistics were revised during the first quarter of 2010 to capture member-related rentals and other servicing fees as components of the exchange statistics. Prior to the first quarter of 2010, such amounts were included within the Company’s vacation rental statistics and other ancillary revenues.

(c)	Includes the impact of the acquisition of Hoseasons Holdings Ltd. (March 2010) from the acquisition date forward. Therefore, the operating statistics are not presented on a comparable basis.

(d)	Includes gross VOI sales under the Company’s Wyndham Asset Affiliate Model (WAAM) beginning in the first quarter of 2010 (see Table 9 for a reconciliation of Gross VOI sales to Vacation ownership interest sales).

Table 3
(2 of 3)
Wyndham Worldwide Corporation
ADDITIONAL DATA

	Year	Q1	Q2	Q3	Q4	Full Year
Lodging (a)
Number of Properties	2010	7,090	7,160	7,150	N/A	N/A
	2009	6,990	7,020	7,040	7,110	N/A
	2008	6,550	6,560	6,970	7,040	N/A
	2007	6,450	6,460	6,460	6,540	N/A

Vacation Ownership
Deferred Revenues (in 000s) (b)	2010	$—	$—	$—	N/A	N/A
	2009	$66,516	$37,140	$36,102	$46,784	$186,543
	2008	$(81,716)	$(5,240)	$(2,023)	$13,870	$(75,108)
	2007	$3,906	$(4,908)	$506	$(21,092)	$(21,588)

Provision for Loan Losses (in 000s) (c)	2010	$86,332	$87,331	$84,815	N/A	N/A
	2009	$107,202	$121,641	$117,111	$103,115	$449,069
	2008	$82,344	$112,669	$118,609	$136,090	$449,712
	2007	$60,869	$75,032	$85,762	$83,644	$305,307

Sales under the WAAM (in 000s) (d)	2010	$5,000	$13,000	$20,000	N/A	N/A

WAAM Commission Revenues (in 000s)	2010	$3,000	$8,000	$12,000	N/A	N/A

Note:	Full year amounts may not foot across due to rounding.

(a)	Includes the impact of the acquisition of Microtel Inns & Suites and Hawthorn Suites (July 2008) and the Tryp hotel brand (June 2010) from the acquisition dates forward. Therefore, the data is not presented on a comparable basis.

(b)	Represents the revenue that is deferred under the percentage of completion method of accounting. Under the percentage of completion method of accounting, a portion of the total revenue from a vacation ownership contract sale is not recognized if the construction of the vacation resort has not yet been fully completed. This revenue will be recognized in future periods in proportion to the costs incurred as compared to the total expected costs for completion of construction of the vacation resort. Positive amounts represent the recognition of previously deferred revenues.

(c)	Represents provision for estimated losses on vacation ownership contract receivables originated during the period, which is recorded as a contra revenue to vacation ownership interest sales on the Consolidated Statements of Income.

(d)	Represents gross VOI sales under the Company’s WAAM for which the Company earns commission revenue (WAAM Commission Revenues). The commission revenue earned on these sales is included in service fees and membership revenues on the Consolidated Statement of Income. The Company implemented this sales model during the first quarter of 2010 and, as such, there is no historical data prior to 2010.

Table 3
(3 of 3)
Wyndham Worldwide Corporation
OPERATING STATISTICS
GLOSSARY OF TERMS
Lodging
Number of Rooms: Represents the number of rooms at lodging properties at the end of the period which are either (i) under franchise and/or management agreements, (ii) properties affiliated with the Wyndham Hotels and Resorts brand for which we receive a fee for reservation and/or other services provided or (iii) properties managed under a joint venture.
Average Occupancy Rate: Represents the percentage of available rooms occupied during the period.
Average Daily Rate (ADR): Represents the average rate charged for renting a lodging room for one day.
RevPAR: Represents revenue per available room and is calculated by multiplying average occupancy rate by ADR. Comparable RevPAR represents RevPAR of hotels which are included in both periods.
Vacation Exchange and Rentals
Average Number of Members: Represents members in our vacation exchange programs who pay annual membership dues. For additional fees, such participants are entitled to exchange intervals for intervals at other properties affiliated with our vacation exchange business. In addition, certain participants may exchange intervals for other leisure-related products and services.
Exchange Revenue Per Member: Represents total revenue generated from fees associated with memberships, exchange transactions, member-related rentals and other servicing for the period divided by the average number of vacation exchange members during the period.
Vacation Rental Transactions: Represents the number of transactions that are generated in connection with customers booking their vacation rental stays through us. One rental transaction is recorded each time a standard one-week rental is booked.
Average Net Price Per Vacation Rental: Represents the net rental price generated from renting vacation properties and other related rental servicing fees to customers divided by the number of vacation rental transactions.
Vacation Ownership
Gross Vacation Ownership Interest Sales: Represents sales of vacation ownership interest (VOIs), including Wyndham Asset Affiliation Model sales, before the net effect of percentage-of-completion accounting and loan loss provisions. See Table 9 for a reconciliation of Gross VOI sales to Vacation Ownership Interest Sales. We believe that Gross VOI sales provides an enhanced understanding of the performance of our vacation ownership business because it directly measures the sales volume of this business during a given reporting period.
Tours: Represents the number of tours taken by guests in our efforts to sell vacation ownership interests.
Volume per Guest (VPG): Represents gross VOI sales (excluding tele-sales upgrades, which are non-tour upgrade sales) divided by the number of tours. We have excluded non-tour upgrade sales in the calculation of VPG because non-tour upgrade sales are generated by a different marketing channel. See Table 9 for a detail of tele-sales upgrades for 2007-2010. We believe that VPG provides an enhanced understanding of the performance of our vacation ownership business because it directly measures the efficiency of this business’ tour selling efforts during a given reporting period.
General
Constant Currency: Represents comparison eliminating the effects of foreign exchange rate fluctuations between periods.

Table 4
Wyndham Worldwide Corporation
REVENUE DETAIL BY REPORTABLE SEGMENT
(In millions)

	2010					2009
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Lodging
Royalties and Franchise Fees	$52	$69	$82	N/A	N/A	$57	$68	$72	$57	$254
Marketing, Reservation and Wyndham Rewards Revenues (a)	50	65	76	N/A	N/A	54	66	73	53	246
Hotel Management Reimbursable Revenues (b)	21	20	18	N/A	N/A	22	23	21	19	85
Ancillary Revenues (c)	21	24	27	N/A	N/A	21	17	17	20	75

Total Lodging	144	178	203	N/A	N/A	154	174	183	149	660

Vacation Exchange and Rentals
Exchange Revenues	189	161	163	N/A	N/A	185	165	164	154	668
Rental Revenues	105	115	161	N/A	N/A	96	109	157	98	460
Ancillary Revenues (d)	6	5	6	N/A	N/A	6	6	6	6	24

Total Vacation Exchange and Rentals	300	281	330	N/A	N/A	287	280	327	258	1,152

Vacation Ownership
Vacation Ownership Interest Sales	217	271	308	N/A	N/A	239	242	285	287	1,053
Consumer Financing	105	106	107	N/A	N/A	109	109	108	109	435
Property Management Fees	100	100	104	N/A	N/A	91	94	96	95	376
Sales under the WAAM	3	8	12	N/A	N/A	—	—	—	—	—
Ancillary Revenues (e)	19	20	2	N/A	N/A	23	22	19	17	81

Total Vacation Ownership	444	505	533	N/A	N/A	462	467	508	508	1,945

Total Reportable Segments	$888	$964	$1,066	N/A	N/A	$903	$921	$1,018	$915	$3,757

	2008					2007
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Lodging
Royalties and Franchise Fees	$64	$78	$88	$66	$297	$63	$78	$89	$67	$296
Marketing, Reservation and Wyndham Rewards Revenues (a)	60	75	84	61	280	60	73	84	64	281
Hotel Management Reimbursable Revenues (b)	27	26	25	21	100	16	22	26	28	92
Ancillary Revenues (c)	19	21	16	22	76	13	13	12	17	56

Total Lodging	170	200	213	170	753	152	186	211	176	725

Vacation Exchange and Rentals
Exchange Revenues	213	185	178	152	728	206	179	180	175	740
Rental Revenues	119	119	169	88	495	99	104	152	97	452
Ancillary Revenues (d)	9	10	7	10	36	9	5	4	8	26

Total Vacation Exchange and Rentals	341	314	354	250	1,259	314	288	336	280	1,218

Vacation Ownership
Vacation Ownership Interest Sales	294	414	446	309	1,463	373	443	467	383	1,666
Consumer Financing	99	104	111	112	426	81	88	93	96	358
Property Management Fees	85	84	89	89	346	74	78	79	78	310
Ancillary Revenues (e)	26	19	15	(18)	43	21	20	32	19	91

Total Vacation Ownership	504	621	661	492	2,278	549	629	671	576	2,425

Total Reportable Segments	$1,015	$1,135	$1,228	$912	$4,290	$1,015	$1,103	$1,218	$1,032	$4,368

Note:	Full year amounts may not foot across due to rounding.

(a)	Marketing and reservation revenues represent fees we receive from franchised and managed hotels that are to be expended for marketing purposes or the operation of a centralized, brand-specific reservation system. These fees are typically based on a percentage of the gross room revenues of each hotel. Wyndham Rewards revenues represent fees we receive relating to our loyalty program.

(b)	Primarily represents payroll costs in our hotel management business that we pay on behalf of property owners and for which we are reimbursed by the property owners.

(c)	Primarily includes additional services provided to franchisees.

(d)	Primarily includes fees generated from programs with affiliated resorts.

(e)	Primarily includes revenues associated with bonus points/credits that are provided as purchase incentives on VOI sales and fees generated from other non-core businesses.

Table 5
Wyndham Worldwide Corporation
SCHEDULE OF DEBT
(In millions)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2010	2010	2010	2009	2009
Securitized vacation ownership debt
Term notes	$1,400	$1,255	$1,258	$1,112	$1,305
Bank conduit facilities (a)	215	291	240	395	299

Securitized vacation ownership debt (b)	1,615	1,546	1,498	1,507	1,604
Less: Current portion of securitized vacation ownership debt	187	248	220	209	291

Long-term securitized vacation ownership debt	$1,428	$1,298	$1,278	$1,298	$1,313

Debt:
6.00% senior unsecured notes (due December 2016) (c)	$798	$798	$798	$797	$797
Term loan (d)	—	—	—	300	300
Revolving credit facility (due October 2013) (e)	26	—	199	—	21
9.875% senior unsecured notes (due May 2014) (f)	240	239	239	238	237
3.50% convertible notes (due May 2012) (g)	289	362	448	367	309
7.375% senior unsecured notes (due March 2020) (h)	247	247	247	—	—
5.75% senior unsecured notes (due February 2018) (i)	247	—	—	—	—
Vacation ownership bank borrowings (j)	—	—	—	153	163
Vacation rentals capital leases	120	110	123	133	139
Other	34	36	28	27	23

Total debt	2,001	1,792	2,082	2,015	1,989
Less: Current portion of debt	32	29	23	175	176

Long-term debt	$1,969	$1,763	$2,059	$1,840	$1,813

(a)	Represents (i) a 364-day, non-recourse vacation ownership bank conduit facility with a term through October 2010 and borrowing capacity of $600 million and (ii) the outstanding balance of the Company’s prior bank conduit facility through October 8, 2009, the date on which such balance was repaid. As of September 30, 2010, our 364-day facility has remaining borrowing capacity of $385 million. During October 2010, the Company renewed its 364-day conduit facility with a term through September 2011.

(b)	This debt is collateralized by $2,874 million, $2,862 million, $2,712 million, $2,755 million and $2,947 million of underlying vacation ownership contract receivables and related assets as of September 30, 2010, June 30, 2010, March 31, 2010, December 31, 2009 and September 30, 2009, respectively.

(c)	The balance as of September 30, 2010 represents $800 million aggregate principal less $2 million of unamortized discount.

(d)	The Company’s term loan facility was fully repaid during March 2010.

(e)	During March 2010, the Company replaced its five-year $900 million revolving credit facility with a $950 million revolving credit facility that expires on October 1, 2013. As of September 30, 2010, the Company has $28 million of outstanding letters of credit and a remaining borrowing capacity of $896 million.

(f)	Represents senior unsecured notes issued by the Company during May 2009. The balance as of September 30, 2010 represents $250 million aggregate principal less $10 million of unamortized discount.

(g)	Represents convertible notes issued by the Company during May 2009, which includes debt principal, less unamortized discount, and a liability related to a bifurcated conversion feature. During the third quarter of 2010, the Company repurchased a portion of its 3.50% convertible notes, which resulted in a corresponding reduction of the unamortized discount. The following table details the components of the convertible notes:

	September 30,	June 30,	March 31,	December 31,	September 30,
	2010	2010	2010	2009	2009
Debt principal	$138	$230	$230	$230	$230
Unamortized discount	(17)	(31)	(35)	(39)	(43)

Debt less discount	121	199	195	191	187
Fair value of conversion feature (*)	168	163	253	176	122

Convertible notes	$289	$362	$448	$367	$309

(*)	The Company also has an asset with a fair value equal to the conversion feature, which represents cash-settled call options that the Company purchased concurrent with the issuance of the convertible notes.

(h)	Represents senior unsecured notes issued by the Company during February 2010. The balance as of September 30, 2010 represents $250 million aggregate principal less $3 million of unamortized discount.

(i)	Represents senior unsecured notes issued by the Company during September 2010. The balance as of September 30, 2010 represents $250 million aggregate principal less $3 million of unamortized discount.

(j)	Represents a 364-day, AUD 213 million, secured, revolving foreign credit facility, which was paid down and terminated during March 2010.

Table 6
(1 of 2)
Wyndham Worldwide Corporation
HOTEL BRAND SYSTEMS DETAILS

		As of and For the Three Months Ended September 30, 2010
					Average
					Revenue Per
	Number of	Number of	Average	Average Daily	Available Room
Brand	Properties	Rooms	Occupancy Rate	Rate (ADR)	(RevPAR)
Wyndham Hotels and Resorts	99	27,753	57.4%	$107.11	$61.46
Tryp	92	13,236	63.2%	$83.93	$53.03
Wingate by Wyndham	165	15,097	63.1%	$81.19	$51.22
Hawthorn Suites by Wyndham	78	7,451	61.7%	$75.83	$46.77
Ramada	894	117,842	55.0%	$73.43	$40.38
Baymont	245	20,479	53.3%	$63.36	$33.78
Days Inn	1,859	148,155	53.4%	$64.03	$34.19
Super 8	2,156	134,827	58.3%	$59.40	$34.61
Howard Johnson	474	45,735	52.6%	$63.19	$33.26
Travelodge	438	32,377	54.1%	$68.24	$36.89
Microtel Inns & Suites	319	22,760	57.1%	$60.12	$34.34
Knights Inn	331	19,597	43.2%	$46.42	$20.06
Affiliated Hotels (*)	2	404	N/A	N/A	N/A

Total	7,152	605,713	55.3%	$67.16	$37.14

		As of and For the Three Months Ended September 30, 2009
					Average
					Revenue Per
	Number of	Number of	Average	Average Daily	Available Room
Brand	Properties	Rooms	Occupancy Rate	Rate (ADR)	(RevPAR)
Wyndham Hotels and Resorts	87	23,555	53.2%	$108.57	$57.76
Wingate by Wyndham	169	15,456	57.1%	$83.19	$47.54
Hawthorn Suites by Wyndham	90	8,386	55.6%	$82.65	$45.98
Ramada	895	116,320	51.8%	$73.89	$38.26
Baymont	233	19,829	48.9%	$64.39	$31.46
Days Inn	1,851	148,949	50.7%	$65.03	$32.96
Super 8	2,125	131,921	55.8%	$60.34	$33.68
Howard Johnson	474	45,233	47.6%	$63.57	$30.24
Travelodge	465	34,800	50.0%	$67.25	$33.61
Microtel Inns & Suites	315	22,608	53.3%	$60.15	$32.04
Knights Inn	327	20,324	39.8%	$44.56	$17.75
Affiliated Hotels (*)	11	3,549	N/A	N/A	N/A

Total	7,042	590,930	51.8%	$67.24	$34.81

NOTE:	A glossary of terms is included in Table 3 (3 of 3); RevPAR may not recalculate by multiplying average occupancy rate by ADR due to rounding.

(*)	Represents properties managed under a joint venture and, as of December 31, 2009, also includes properties for which we receive a fee for reservation services provided. As these properties are not branded, operating statistics (such as average occupancy rate, ADR and RevPAR) are not relevant.

Table 6
(2 of 2)
Wyndham Worldwide Corporation
HOTEL BRAND SYSTEMS DETAILS

		As of and For the Nine Months Ended September 30, 2010
					Average
					Revenue Per
	Number of	Number of	Average	Average Daily	Available Room
Brand	Properties	Rooms	Occupancy Rate	Rate (ADR)	(RevPAR)
Wyndham Hotels and Resorts	99	27,753	56.1%	$109.35	$61.32
Tryp	92	13,236	63.2%	$83.93	$53.03
Wingate by Wyndham	165	15,097	58.8%	$79.67	$46.85
Hawthorn Suites by Wyndham	78	7,451	56.1%	$76.95	$43.14
Ramada	894	117,842	49.9%	$72.73	$36.26
Baymont	245	20,479	48.1%	$61.03	$29.37
Days Inn	1,859	148,155	46.9%	$61.16	$28.69
Super 8	2,156	134,827	50.4%	$56.48	$28.50
Howard Johnson	474	45,735	46.1%	$60.85	$28.04
Travelodge	438	32,377	45.9%	$64.36	$29.57
Microtel Inns & Suites	319	22,760	51.1%	$57.59	$29.41
Knights Inn	331	19,597	38.0%	$42.67	$16.22
Affiliated Hotels (*)	2	404	N/A	N/A	N/A

Total	7,152	605,713	49.0%	$64.98	$31.81

		As of and For the Nine Months Ended September 30, 2009
					Average
					Revenue Per
	Number of	Number of	Average	Average Daily	Available Room
Brand	Properties	Rooms	Occupancy Rate	Rate (ADR)	(RevPAR)
Wyndham Hotels and Resorts	87	23,555	53.3%	$116.58	$62.15
Wingate by Wyndham	169	15,456	55.0%	$84.61	$46.55
Hawthorn Suites by Wyndham	90	8,386	53.2%	$85.69	$45.58
Ramada	895	116,320	48.1%	$74.11	$35.64
Baymont	233	19,829	47.0%	$63.64	$29.91
Days Inn	1,851	148,949	46.9%	$63.15	$29.61
Super 8	2,125	131,921	50.4%	$57.48	$28.96
Howard Johnson	474	45,233	43.3%	$62.14	$26.94
Travelodge	465	34,800	45.1%	$62.57	$28.20
Microtel Inns & Suites	315	22,608	50.9%	$57.18	$29.08
Knights Inn	327	20,324	38.4%	$43.14	$16.56
Affiliated Hotels (*)	11	3,549	N/A	N/A	N/A

Total	7,042	590,930	47.9%	$66.08	$31.66

NOTE:	A glossary of terms is included in Table 3 (3 of 3); RevPAR may not recalculate by multiplying average occupancy rate by ADR due to rounding.

(*)	Represents properties managed under a joint venture and, as of December 31, 2009, also includes properties for which we receive a fee for reservation services provided. As these properties are not branded, operating statistics (such as average occupancy rate, ADR and RevPAR) are not relevant.

Table 7
(1 of 2)
Wyndham Worldwide
NON-GAAP RECONCILIATIONS
(In millions)

		Reported	Acquisition	Legacy	Adjusted
	Net Revenues	EBITDA	Costs(b)	Adjustments(c)	EBITDA
Three months ended March 31, 2010
Lodging	$144	$33	$—	$—	$33
Vacation Exchange and Rentals	300	80	4	—	84
Vacation Ownership	444	82	—	—	82

Total Reportable Segments	888	195	4	—	199
Corporate and Other (a)	(2)	(20)	—	2	(18)

Total Company	$886	$175	$4	$2	$181

Three months ended June 30, 2010
Lodging	$178	$49	$1	$—	$50
Vacation Exchange and Rentals	281	78	—	—	78
Vacation Ownership	505	104	—	—	104

Total Reportable Segments	964	231	1	—	232
Corporate and Other (a)	(1)	(14)	—	—	(14)

Total Company	$963	$217	$1	$—	$218

Three months ended September 30, 2010
Lodging	$203	$67	$—	$—	$67
Vacation Exchange and Rentals	330	103	1	—	104
Vacation Ownership	533	123	—	—	123

Total Reportable Segments	1,066	293	1	—	294
Corporate and Other (a)	(1)	30	—	(52)	(22)

Total Company	$1,065	$323	$1	$(52)	$272

Note:	Amounts may not foot across due to rounding.

(a)	Includes the elimination of transactions between segments.

(b)	Relates to costs incurred in connection with the Company’s acquisitions of Hoseasons Holdings Ltd. during March 2010, the Tryp hotel brand during June 2010 and ResortQuest during September 2010.

(c)	Relates to the net expense/(benefit) from the resolution of and adjustment to certain contingent liabilities and assets.

Table 7
(2 of 2)
Wyndham Worldwide
NON-GAAP RECONCILIATIONS
(In millions)

		Reported	Restructuring	Legacy	Adjusted
	Net Revenues	EBITDA	Related Costs(b)	Adjustments(c)	EBITDA
Three months ended March 31, 2009
Lodging	$154	$35	$3	$—	$38
Vacation Exchange and Rentals	287	76	4	—	80
Vacation Ownership	462	44	35	—	79

Total Reportable Segments	903	155	42	—	197
Corporate and Other (a)	(2)	(21)	1	4	(16)

Total Company	$901	$134	$43	$4	$181

Three months ended June 30, 2009
Lodging	$174	$50	$—	$—	$50
Vacation Exchange and Rentals	280	56	2	—	58
Vacation Ownership	467	107	1	—	108

Total Reportable Segments	921	213	3	—	216
Corporate and Other (a)	(1)	(17)	—	—	(17)

Total Company	$920	$196	$3	$—	$199

Three months ended September 30, 2009
Lodging	$183	$58	$—	$—	$58
Vacation Exchange and Rentals	327	107	—	—	107
Vacation Ownership	508	104	—	—	104

Total Reportable Segments	1,018	269	—	—	269
Corporate and Other (a)	(2)	(15)	—	2	(13)

Total Company	$1,016	$254	$—	$2	$256

Three months ended December 31, 2009
Lodging	$149	$32	$—	$—	$32
Vacation Exchange and Rentals	258	48	—	—	48
Vacation Ownership	508	132	—	—	132

Total Reportable Segments	915	212	—	—	212
Corporate and Other (a)	(2)	(18)	—	—	(18)

Total Company	$913	$194	$—	$—	$194

Twelve months ended December 31, 2009
Lodging	$660	$175	$3	$—	$178
Vacation Exchange and Rentals	1,152	287	6	—	293
Vacation Ownership	1,945	387	36	—	423

Total Reportable Segments	3,757	849	45	—	894
Corporate and Other (a)	(7)	(71)	1	6	(64)

Total Company	$3,750	$778	$46	$6	$830

Note:	Amounts may not foot across due to rounding.

(a)	Includes the elimination of transactions between segments.

(b)	Relates to costs incurred as a result of various strategic initiatives commenced by the Company during 2008.

(c)	Relates to the net expense from the resolution of and adjustment to certain contingent liabilities and assets.

Table 8
(1 of 4)
Wyndham Worldwide Corporation
NON-GAAP FINANCIAL INFORMATION
(In millions, except per share data)

	Three Months Ended September 30, 2010

		Early Extinguishment				Legacy
	As Reported	of Debt		Acquisition Costs		Adjustments		As Adjusted
Net revenues
Service fees and membership	$464							$464
Vacation ownership interest sales	308							308
Franchise fees	142							142
Consumer financing	107							107
Other	44							44

Net revenues	1,065	—		—		—		1,065

Expenses
Operating	410			(1)	(b)			409
Cost of vacation ownership interests	52							52
Consumer financing interest	27							27
Marketing and reservation	149							149
General and administrative	101					52	(c)	153
Asset impairment	4							4
Depreciation and amortization	43							43

Total expenses	786	—		(1)		52		837

Operating income	279	—		1		(52)		228
Other income, net	(1)							(1)
Interest expense	47	(11)	(a)					36
Interest income	(2)							(2)

Income before income taxes	235	11		1		(52)		195
Provision for income taxes	79	5	(d)	—	(d)	(14	) (d)	70

Net income	$156	$6		$1		$(38)		$125

Earnings per share
Basic	$0.88	$0.04		$0.01		$(0.22)		$0.71
Diluted	0.84	0.04		0.01		(0.21)		0.68

Weighted average shares outstanding
Basic	177	177		177		177		177
Diluted	184	184		184		184		184

(a)	Relates to costs incurred for the early repurchase of a portion of the Company’s 3.50% convertible notes during the third quarter of 2010.

(b)	Relates to costs incurred in connection with the Company’s acquisition of ResortQuest during September 2010.

(c)	Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities and assets primarily related to the accrual that was no longer needed for outstanding Cendant contingent tax liabilities since Cendant and the IRS agreed to settle the IRS examination of Cendant’s taxable years 2003 through 2006 on July 15, 2010.

(d)	Relates to the tax effect of the adjustments.

Table 8
(2 of 4)
Wyndham Worldwide Corporation
NON-GAAP FINANCIAL INFORMATION
(In millions, except per share data)

	Nine Months Ended September 30, 2010

		Early
		Extinguishment of
	As Reported	Debt		Acquisition Costs		Legacy Adjustments		As Adjusted
Net revenues
Service fees and membership	$1,298							$1,298
Vacation ownership interest sales	796							796
Franchise fees	353							353
Consumer financing	318							318
Other	149							149

Net revenues	2,914	—		—		—		2,914

Expenses
Operating	1,179			(6	) (b)			1,173
Cost of vacation ownership interests	138							138
Consumer financing interest	80							80
Marketing and reservation	410							410
General and administrative	394					51	(c)	445
Asset impairment	4							4
Depreciation and amortization	128							128

Total expenses	2,333	—		(6)		51		2,378

Operating income	581	—		6		(51)		536
Other income, net	(6)							(6)
Interest expense	133	(27	) (a)					106
Interest income	(3)							(3)

Income before income taxes	457	27		6		(51)		439
Provision for income taxes	157	11	(d)	1	(d)	(15	) (d)	154

Net income	$300	$16		$5		$(36)		$285

Earnings per share
Basic	$1.68	$0.09		$0.03		$(0.21)		$1.59
Diluted	1.62	0.09		0.03		(0.20)		1.53

Weighted average shares outstanding
Basic	179	179		179		179		179
Diluted	186	186		186		186		186

Note:	EPS amounts may not foot due to rounding.

(a)	Relates to costs incurred for the early extinguishment of the Company’s term loan facility and revolving foreign credit facility during March 2010 and the early repurchase of a portion of the Company’s 3.50% convertible notes during the third quarter of 2010.

(b)	Relates to costs incurred in connection with the Company’s acquisitions of Hoseasons Holdings Ltd. during March 2010, the Tryp hotel brand during June 2010 and ResortQuest during September 2010.

(c)	Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities and assets primarily related to the accrual that was no longer needed for outstanding Cendant contingent tax liabilities since Cendant and the IRS agreed to settle the IRS examination of Cendant’s taxable years 2003 through 2006 on July 15, 2010.

(d)	Relates to the tax effect of the adjustments.

Table 8
(3 of 4)
Wyndham Worldwide Corporation
NON-GAAP FINANCIAL INFORMATION
(In millions, except per share data)

	Three Months Ended September 30, 2009

	As Reported	Legacy Adjustments		As Adjusted
Net revenues
Service fees and membership	$445			$445
Vacation ownership interest sales	285			285
Franchise fees	126			126
Consumer financing	108			108
Other	52			52

Net revenues	1,016	—		1,016

Expenses
Operating	386			386
Cost of vacation ownership interests	54			54
Consumer financing interest	35			35
Marketing and reservation	149			149
General and administrative	140	(2)	(a)	138
Depreciation and amortization	46			46

Total expenses	810	(2)		808

Operating income	206	2		208
Other income, net	(2)			(2)
Interest expense	34			34
Interest income	(1)			(1)

Income before income taxes	175	2		177
Provision for income taxes	71	—	(b)	71

Net income	$104	$2		$106

Earnings per share
Basic	$0.58	$0.01		$0.59
Diluted	0.57	0.01		0.58

Weighted average shares outstanding
Basic	179	179		179
Diluted	183	183		183

(a)	Relates to the net expense from the resolution of and adjustment to certain contingent liabilities and assets.

(b)	Relates to the tax effect of the adjustment.

Table 8
(4 of 4)
Wyndham Worldwide Corporation
NON-GAAP FINANCIAL INFORMATION
(In millions, except per share data)

	Nine Months Ended September 30, 2009

	As Reported	Legacy Adjustments		Restructuring Costs		As Adjusted
Net revenues
Service fees and membership	$1,241					$1,241
Vacation ownership interest sales	766					766
Franchise fees	342					342
Consumer financing	325					325
Other	163					163

Net revenues	2,837	—		—		2,837

Expenses
Operating	1,145					1,145
Cost of vacation ownership interests	136					136
Consumer financing interest	102					102
Marketing and reservation	423					423
General and administrative	398	(6	) (a)			392
Asset impairment	8					8
Restructuring costs	46			(46	) (b)	—
Depreciation and amortization	134					134

Total expenses	2,392	(6)		(46)		2,340

Operating income	445	6		46		497
Other income, net	(4)					(4)
Interest expense	79					79
Interest income	(5)					(5)

Income before income taxes	375	6		46		427
Provision for income taxes	155	—	(c)	18	(c)	173

Net income	$220	$6		$28		$254

Earnings per share
Basic	$1.23	$0.03		$0.16		$1.42
Diluted	1.21	0.03		0.16		1.40

Weighted average shares outstanding
Basic	178	178		178		178
Diluted	181	181		181		181

(a)	Relates to the net expense from the resolution of and adjustment to certain contingent liabilities and assets.

(b)	Relates to costs incurred as a result of various strategic initiatives commenced by the Company during 2008.

(c)	Relates to the tax effect of the adjustments.

Table 9
Wyndham Worldwide Corporation
NON-GAAP RECONCILIATIONS AND FINANCIAL INFORMATION
(In millions)
FREE CASH FLOW
The Company defines free cash flow as net cash provided by operating activities minus capital expenditures, equity investments and development advances, excluding cash payments related to the Company’s contingent IRS tax liabilities that it assumed and is responsible for pursuant to its separation from Cendant. The Company considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property and equipment, equity investments and hotel development advances, can be used for strategic opportunities, including making acquisitions, paying dividends, repurchasing the Company’s common stock and strengthening the balance sheet. Analysis of free cash flow also facilitates management’s comparisons of the Company’s operating results to its competitors’ operating results. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating Wyndham Worldwide is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period.
The following table provides more details on the GAAP financial measure that is most directly comparable to the non-GAAP financial measure and the related reconciliation between these financial measures:

	Nine Months Ended September 30,
	2010	2009
Net cash provided by operating activities	$528	$569
Less: Property and equipment additions	(100)	(109)
Less: Equity investments and development advances	(9)	(6)
Plus: Cash payments related to contingent IRS tax liabilities	145	—

Free cash flow	$564	$454

GROSS VOI SALES
The following table provides a reconciliation of Gross VOI sales (see Table 3) to Vacation ownership interest sales (see Table 4):

Year	Q1	Q2	Q3	Q4	Full Year

2010
Gross VOI sales	$308	$371	$412	N/A	N/A
Less: Sales under the WAAM	(5)	(13)	(20)	N/A	N/A

Gross VOI sales, net of WAAM sales	303	358	392	N/A	N/A
Less: Loan loss provision	(86)	(87)	(85)	N/A	N/A

Vacation ownership interest sales	$217	$271	$308	N/A	N/A

2009

Gross VOI sales	$280	$327	$366	$343	$1,315
Plus: Net effect of percentage-of-completion accounting	67	37	36	47	187
Less: Loan loss provision	(107)	(122)	(117)	(103)	(449)

Vacation ownership interest sales	$239	$242	$285	$287	$1,053

2008

Gross VOI sales	$458	$532	$566	$432	$1,987
Plus/(less): Net effect of percentage-of-completion accounting	(82)	(5)	(2)	14	(75)
Less: Loan loss provision	(82)	(113)	(119)	(136)	(450)

Vacation ownership interest sales	$294	$414	$446	$309	$1,463

2007

Gross VOI sales	$430	$523	$552	$488	$1,993
Plus/(less): Net effect of percentage-of-completion accounting	4	(5)	1	(21)	(22)
Less: Loan loss provision	(61)	(75)	(86)	(84)	(305)

Vacation ownership interest sales	$373	$443	$467	$383	$1,666

Note:	Amounts may not foot due to rounding.
The following represents tele-sales upgrades, which are excluded from Gross VOI sales in the Company’s VPG calculation (see Table 3):

	Q1	Q2	Q3	Q4	Full Year

2010	$15	$7	$3	N/A	N/A
2009	$24	$23	$29	$28	$104
2008	$33	$35	$49	$40	$156
2007	$44	$37	$39	$36	$157

Note:	Amounts may not foot across due to rounding.